CERTIFICATE ELIMINATING REFERENCE
                               TO
         SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                              FROM
                  CERTIFICATE OF INCORPORATION
                               OF
                 PHILLIPS-VAN HEUSEN CORPORATION
               (Pursuant to Section 151(g) of the
        General Corporation Law of the State of Delaware)


          The undersigned, in order to eliminate reference to the Series B Cumulative Convertible Preferred Stock from the
Certificate of Incorporation of Phillips-Van Heusen Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, do hereby certify as follows:

          FIRST:  The name of the corporation is Phillips-Van
Heusen Corporation (the "Corporation").

          SECOND: This certificate relates to the "Certificate of Designation of Series B Cumulative Convertible Preferred Stock of Phillips-Van Heusen Corporation" filed with the Secretary of State of Delaware on July 30, 1987, which sets forth a resolution adopted by the Corporation's Board of Directors providing for the designation, amount, voting powers, preferences and relative, participating, optional and other special rights of the Series B Cumulative Convertible Stock.

          THIRD: The Board of Directors of the Corporation has adopted the following resolutions:

          RESOLVED, that none of the authorized shares of the Series B Cumulative Convertible Preferred Stock of the Corporation (the "Series B Preferred Stock"), designated pursuant to the "Certificate of Designation of Series B Cumulative Convertible Preferred Stock of Phillips-Van Heusen Corporation" filed with the Secretary of State of Delaware on July 30, 1987, are outstanding.
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          RESOLVED, that no additional shares of the Series B
     Preferred Stock will be issued subject to the aforementioned Certificate of Designation; and

          RESOLVED, that each of the appropriate officers of the Corporation be, and each of them hereby is, authorized, directed and empowered to execute, deliver, certify and file, on behalf and in the name of the Corporation, a certificate stating forth these resolutions with the Secretary of State of Delaware pursuant to Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the Corporation's certificate of incorporation all reference to the Series B Preferred Stock.

     In WITNESS WHEREOF, the undersigned have executed this Certificate and affirm, under penalties of perjury, that this instrument is the act and deed of the Corporation, and the facts stated herein are true.

Dated this 4th day of September, 1992.



                                         Vice President




Attest:




       Secretary